P10 Reports Third Quarter 2023 Results

Double-Digit Revenue and Fee Paying AUM Growth

New CEO Luke Sarsfield Joins P10 to Drive Shareholder Value

DALLAS, November 9, 2023 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX), a leading private markets solutions provider, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights:

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Fee Paying Assets Under Management: $22.7 billion, a 20% increase year over year.
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Revenue: $58.9 million, an 18% increase year over year.
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GAAP Net Income/(Loss): $(8.8) million compared to $5.6 million in the prior year period.
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Adjusted EBITDA: $29.6 million, a 7% increase year over year.
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Adjusted Net Income: $24.3 million, a 3% decrease year over year.
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Fully diluted GAAP EPS: $(.07) compared to $.05 in the prior year period.
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Fully diluted ANI per share: $.20, a 5% decrease year over year.

A presentation of the quarterly financials may be accessed here and is available on the Company’s website.

Declaration of Dividend:

The Board of Directors of the Company has declared a quarterly cash dividend of $.0325 per share on Class A and Class B common stock, payable on December 20, 2023, to the holders of record as of the close of business on November 30, 2023.

Robert Alpert, Executive Chairman, and Clark Webb, Executive Vice Chairman said, “P10’s performance remains strong, generating continued growth against a dynamic economic backdrop. We are proud of our differentiated platform led by a phenomenal team that drives consistent, long-term investment performance. As announced on October 23, 2023, Luke Sarsfield has stepped into the role of chief executive officer and is now a member of the board of directors. He joins P10 at the perfect time as we execute on our next phase of organic and inorganic growth.”

Luke Sarsfield, P10 Chief Executive Officer said, “Our third quarter performance demonstrates the strong fundamentals that will drive future P10 success. Our platform of leading investment franchises is truly extraordinary and provides a foundation for continued organic and inorganic growth. Furthermore, our disciplined focus on the middle and lower middle market establishes us as an attractive partner to a wide variety of investment and financial services firms. I have already hit the ground running with our team, and am confident that we are positioned to deliver long-term value for clients, shareholders, employees, and all of our stakeholders.”

The company will host a conference call at 5:00 p.m. Eastern Time on Thursday, November 9, 2023. All participants must register prior to joining the event.

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To join and view the live webcast, please register here.
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To join by telephone, please register here.

For those unable to participate in the live event, a replay will be made available on P10’s investor relations page at www.p10alts.com.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of September 30, 2023, P10 has a global investor base of more than 3,500 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties, and assumptions. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2023, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10, Inc.

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted Net Income, and fee-paying assets under management) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the results. The Company believes the presentation of these non-GAAP measures provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Ownership Limitations
P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Josh Clarkson
jclarkson@prosek.com